UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2018

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 600

San Diego, CA 92130

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 550-1900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 17, 2018, Evofem Biosciences, Inc., formerly known as Neothetics, Inc. (the “Company”), completed its business combination with Evofem Biosciences Operations, Inc., formerly known as Evofem Biosciences, Inc. (“Evofem Operations”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc. (“Merger Sub”), and Evofem Operations (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Evofem Operations, with Evofem Operations surviving as a wholly owned subsidiary of the Company (the “Merger”). Following the completion of the Merger, the Company will be focused on improving the health and well-being of women throughout the world by addressing women’s unmet medical needs through the discovery, development and commercialization of innovative, next generation women’s healthcare products.

On January 17, 2018, in connection with the Merger, the Company filed a certificate of amendment to its amended and restated certificate of incorporation to effect a 6:1 reverse stock split of its common stock (the “Reverse Stock Split”), cause the Company not to be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and change its name from “Neothetics, Inc.” to “Evofem Biosciences, Inc.” The name change and the Reverse Stock Split were both effected on January 17, 2018. Shares of the Company’s common stock, which are currently listed on The Nasdaq Capital Market will commence trading on The Nasdaq Capital Market under the ticker symbol “EVFM” as of market open on January 18, 2018. The Company’s common stock has a new CUSIP number, 30048L 104.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split is, in lieu thereof, entitled to receive a cash payment at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The Nasdaq Capital Market on January 17, 2018. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every six shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock.

Unless otherwise noted, all references to share amounts in this Current Report on Form 8-K, including references to shares or options issued in connection with the Merger and the Financing (as defined below), reflect the Reverse Stock Split. The foregoing descriptions of the amendments to the Company’s amended and restated certificate of incorporation do not purport to be complete and are subject to and qualified in their entirety by reference to the certificate amendments to the Company’s amended and restated certificate of incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, the Company issued shares of its common stock to Evofem Operations common stockholders, at an exchange ratio of .1540 shares of the Company’s common stock for each share of Evofem Operations common stock. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock of Evofem Operations outstanding immediately prior to the Merger was automatically converted into a share of common stock of Evofem Operations in accordance with the terms of the amended and restated certificate of incorporation of Evofem Operations. In addition, the Company issued shares of its common stock to holders of shares of Series D Preferred Stock of Evofem Operations at an exchange ratio of 515,924 shares of the Company’s common stock for each share of Evofem Operations Series D Preferred Stock outstanding immediately prior to the Merger. Pursuant to the terms of the Securities Purchase Agreement (as defined below), Evofem Operations issued to existing accredited investors of Evofem Operations warrants to purchase up to 155,081,982 shares of common stock of Evofem Operations at an exercise price of $0.001 per share (the “Investor Warrants”) immediately prior to the completion of the Merger. The Investor Warrants were net exercised on a cashless basis immediately prior to the completion of the Merger for 154,593,455 shares of common stock of Evofem Operations. The shares of common stock of Evofem Operations issued upon net exercise of the Investor Warrants were converted into the right to receive shares of common stock of the Company at the common stock exchange ratio described above.

In addition, pursuant to the Merger Agreement, the Company assumed Evofem Operations’ Amended and Restated 2012 Equity Incentive Plan (the “Evofem Operations Plan”) and all of the stock options outstanding under the Evofem Operations Plan, with such stock options now representing the right to purchase a number of shares of the Company’s common stock equal to .1540 multiplied by the number of shares of Evofem Operations common stock previously represented by such options. The per share exercise price for the each assumed Evofem Operations option was determined by dividing (i) the per share exercise price of the underlying Evofem Operations option by (ii) the common stock exchange ratio described above, with the resulting number rounded up to the nearest whole cent. The Company also assumed warrants to purchase Evofem Operations capital stock which were immediately amended and restated to be warrants (the “Post-Merger Warrants”) to purchase up to an aggregate of 2,000,000 shares of the Company’s common stock. The Post-Merger Warrants will have an exercise price equal to the average of the closing sale prices of shares of the Company’s common stock as quoted on The Nasdaq Capital Market for the 30 consecutive trading day period immediately following January 17, 2018 and will be exercisable commencing on January 17, 2019 and until the earlier of January 17, 2022 or immediately prior to the completion of an Acceleration Event (as defined in the Post-Merger Warrants). The Post-Merger Warrants will be issued as a unit with one share of the Company’s common stock (the “Unit Share”). Per the terms of the Post-Merger Warrants, the Unit Shares may not be transferred separately from the Post-Merger Warrants.

On January 17, 2018 the Company entered into voting agreements (the “Post-Merger Voting Agreements”) with certain holders (the “Voting Agreement Holders”) of shares of the Company’s common stock then representing more than 19.5% of the then issued and outstanding Company common stock (the “Threshold”). For a discussion of the Post-Merger Voting Agreements see the section entitled “Agreements Related to the Merger-Post Merger Voting Agreements” beginning on page 129 of the prospectus/proxy statement/information statement for the special meeting of the Company’s stockholders filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2017 (the “Proxy Statement”), which is incorporated herein by reference.

On January 17, 2018, immediately following the completion of the Merger, the Company issued, in a private placement transaction (the “Financing”), an aggregate of 1,614,289 shares of its common stock to certain accredited investors for an aggregate purchase price of $20 million pursuant to the terms of the Securities Purchase Agreement, dated October 17, 2017, by and among the Company, Evofem Operations and certain accredited investors (the “Securities Purchase Agreement”). Upon consummation of the Financing, the Company terminated its existing Fourth Amended and Restated Investors’ Rights Agreement, dated September 22, 2014, by and between the Company and the investors listed therein (the “Existing Investors”), and entered into a registration rights agreement with the accredited investors participating in the Financing and certain previous investors of Evofem Operations and the Company (the “Registration Rights Agreement”) pursuant to which the Company is, among other things, obligated to file a registration statement with the SEC within 60 days following completion of the Merger.

Following the completion of the Reverse Stock Split, the Merger and the Financing, there were approximately 17,757,165 shares of the Company’s common stock outstanding. The former Evofem Operations stockholders owned approximately 87% of the issued and outstanding common stock of the Company, or 15,448,737 shares, and the Company’s stockholders immediately prior to the Merger and Financing, whose shares of the Company’s common stock remained outstanding after the Merger and Financing, owned approximately 13% of the issued and outstanding common stock of the Company, or 2,308,428 shares.

The issuance of the shares of the Company’s common stock to the former stockholders of Evofem Operations was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-221592) (the “Registration Statement”). The issuance of the shares of the Company’s common stock to holders of stock options issued under the Evofem Operations Plan will be registered with the SEC on a Registration Statement on Form S-8. The shares of Company common stock issued in the Financing were exempt from registration under Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules promulgated thereunder. As disclosed below under Item 5.07, the issuances of shares of the Company’s common stock pursuant to the Financing and the Merger were approved by the Company’s stockholders at the special meeting of the Company’s stockholders held on January 17, 2018.

The foregoing descriptions of the Merger Agreement, Post-Merger Warrants, Post-Merger Voting Agreement, Securities Purchase Agreement, Evofem Operations Plan and Registration Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, Post-Merger Warrants, Post-Merger Voting Agreement, Securities Purchase Agreement, Evofem Operations Plan and Registration Rights Agreement, copies of which are included as Exhibits 2.1, 4.1, 4.2, 10.1, 10.11 and 10.12, respectively, of this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. For a discussion of the amendment to the Company’s certificate of incorporation to opt out of Section 203 of the DGCL see the section entitled “Neothetics Proposal No. 4: To Approve the Certificate of Amendment to the Amended and Restated Certificate of Incorporation Causing Neothetics as the Post-Merger Combined Entity Not to be Subject to Section 203 of the DGCL” beginning on page 138 of the Proxy Statement which is incorporated by reference. At the effective time of the certificate of amendment to the Company’s amended and restated certificate of incorporation to effect the Company’s name change, the Company amended and restated its Amended and Restated By-laws to reflect the change of the name of the Company from “Neothetics, Inc.” to “Evofem Biosciences, Inc.”

Item 5.01.	Changes in Control of Registrant.

As a result of the closing of the Merger pursuant to the Merger Agreement, a change of control of the Company has occurred. To the extent required by Item 5.01 of Form 8-K, the information in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Pursuant to the Merger Agreement, on January 17, 2018, immediately prior to the effective time of the Merger, Martha J. Demski, Maxim Gorbachev and Jeffrey Nugent resigned from the Company’s board of directors and any respective committees of the Company’s board of directors on which they served. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In addition and in connection with the Merger, Susan Knudson, the Company’s Chief Financial Officer, will separate from the Company effective as of January 31, 2018 (the “Separation Date”). In connection with her separation and on January 17, 2018, Ms. Knudson entered into a Separation and Release Agreement (the “Separation Agreement”) with the Company. The Separation Agreement includes a customary release by Ms. Knudson of certain claims against the Company that are or may be held by Ms. Knudson and entitles Ms. Knudson to (i) a severance payment equal to $317,000 which represents twelve months of Ms. Knudson’s base salary in effect as of immediately prior to the Separation Date, (ii) payment of additional severance in the total amount of $24,939, payable subject to standard payroll deductions and withholdings in a lump sum within 10 days following the Separation Date, which is equivalent to the employer portion of Ms. Knudson’s group health insurance premiums that the Company was paying prior to the Separation Date for 12 months following Ms. Knudson’s Separation Date, (iii) full acceleration of vesting of each of Ms. Knudson’s outstanding stock awards (“Stock Awards”) on the Separation Date, and (iv) an extension of the exercise periods for each of Ms. Knudson’s Stock Awards until the earlier of the expiration of the Stock Awards pursuant to their terms and March 31, 2019. The foregoing description of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference. The share numbers in the Separation Agreement do not reflect any adjustment for the Reverse Stock Split.

(c) Effective as of the effective time of the Merger on January 17, 2018, Saundra Pelletier became the Company’s Chief Executive Officer, Justin J. File became the Company’s Chief Financial Officer, Kelly Culwell, M.D. became the Company’s Chief Medical Officer, Russ Barrans became the Company’s Chief Commercial Officer and Alexander A. Fitzpatrick, Esq. became the Company’s General Counsel and Secretary. There are no family relationships among any of the Company’s directors and executive officers.

Biographical information for the newly appointed officers is included in the section entitled “Management Following the Merger” commencing on page 189 of the Proxy Statement, which information is incorporated herein by reference. For a discussion of “related person” transactions (as such term is defined in Item 404(a) of Regulation S-K) with respect to the Company’s newly appointed officers, please refer to “Certain Relationships and Related Party Transactions of Evofem” commencing on page 208 of the Proxy Statement, which information is incorporated herein by reference.

Ms. Pelletier’s employment with Evofem Operations is at-will per the terms of an Offer Letter, dated October 16, 2014, by and between Evofem Operations and Ms. Pelletier, and a Severance Agreement, dated April 27, 2015, by and between Evofem Operations and Ms. Pelletier (the “Pelletier Severance Agreement”). Per the terms of Ms. Pelletier’s Offer Letter, she was originally eligible to receive an annual salary of $250,000 and a bonus targeted at 50% of Ms. Pelletier’s annual base salary. As of January 17, 2018, Ms. Pelletier was eligible to receive $707,700, in annual salary. Ms. Pelletier continues to be eligible to receive bonus compensation as a percentage of her salary each year in the discretion of the board of directors. This targeted bonus percentage is subject to board approval each year and is expressly subject to change. Pursuant to the Pelletier Severance Agreement, if Ms. Pelletier is terminated without Cause or Good Reason (each as defined in the Pelletier Severance Agreement) she is entitled to receive continued health benefits and an amount equal to her Highest Monthly Salary (as defined in the Pelletier Severance Agreement), payable each month following her termination, each for a period of 12 months.

Mr. File’s employment with Evofem Operations is at-will per the terms of an Offer Letter, dated March 6, 2015, as amended on November 16, 2015, by and between Evofem and Mr. File and a Severance Agreement, dated November 16, 2015, and by and between Evofem Operations and Mr. File (the “File Severance Agreement”). Mr. File began work as a full-time employee of Evofem Operations in March 2015 and was originally eligible to receive an annual salary of $200,000 and a bonus targeted at 10% of his annual base salary. As of January 17, 2018, Mr. File was eligible to receive $513,500 in annual salary and is eligible to receive bonus compensation each year as a percentage of his base salary in the discretion of the board of directors. Mr. File’s targeted bonus percentage is subject to board approval each year and is expressly subject to change. Pursuant to the File Severance Agreement, if Mr. File is terminated without Cause or Good Reason (each as defined in the File Severance Agreement) he is entitled to receive continued health benefits and an amount equal to his Highest Monthly Salary (as defined in the File Severance Agreement, payable each month following his termination, each for a period of 12 months.

Dr. Culwell’s employment with Evofem Operations is at-will per the terms of an Offer Letter, dated April 15, 2015, by and between Evofem Operations and Dr. Culwell (the “Culwell Offer Letter”). Dr. Culwell began work as a full-time employee of Evofem Operations in July 2015 and was originally eligible to receive an annual salary of $250,000 and a bonus targeted at 50% of her annual base salary. As of January 17, 2018, Dr. Culwell was eligible to receive $412,000 in annual salary and continues to be eligible to receive bonus compensation each year as a percentage of her base salary in the discretion of the board of directors. Dr. Culwell’s targeted bonus percentage is subject to board approval each year and is expressly subject to change.

The above descriptions of the employment related agreements for Ms. Pelletier, Mr. File and Dr. Culwell do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Ms. Pelletier, Mr. File and Dr. Culwell included as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K, which are incorporated herein by reference.

To the extent required by Item 5.02(c) of Form 8-K, the information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

(d) The Merger Agreement also provides that, upon completion of the Merger, the size of the Company’s board of directors will be increased from four authorized seats to seven authorized seats consisting of one member designated by the Company, who is Kim P. Kamdar, Ph.D. (currently a member of the Company’s board of directors), and six members designated by Evofem Operations. In accordance with the Merger Agreement, on January 17, 2018, the board of directors and its committees were reconstituted, with Kim P. Kamdar, Ph.D. and Colin Rutherford appointed as Class I directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders, Gillian Greer, Ph.D., William Hall, Ph.D., M.D. and Tony O’Brien appointed as Class II directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders, and Saundra Pelletier and Thomas Lynch appointed as Class III directors of the Company whose terms expire at the Company’s 2020 annual meeting of stockholders. In addition, Mr. Rutherford, Dr. Kamdar and Mr. O’Brien were appointed to the Company’s Audit Committee (with Mr. Rutherford appointed to serve as chair of the committee and Dr. Kamdar continuing to serve as a member of the committee); Dr. Hall, Dr. Greer and Mr. O’Brien were appointed to the Company’s Compensation Committee (with Mr. O’Brien appointed to serve as chair of the committee); and Dr. Greer and Dr. Hall were appointed to the Company’s Nominating and Governance Committee (with Dr. Hall appointed to serve as chair of the committee).

Biographical information for Dr. Kamdar and each of the new directors is included in the section entitled “Management Following the Merger” commencing on page 189 of the Proxy Statement, which information .is incorporated herein by reference. For a discussion of “related person” transactions (as such term is defined in Item 404(a) of Regulation S-K) with respect to the Company’s newly appointed directors, please refer to “Certain Relationships and Related Party Transactions of Evofem” commencing on page 208 of the Proxy Statement, which information is incorporated herein by reference. It is expected that following the Merger the Company will provide compensation to its non-employee directors for their services in accordance with standard industry practices to be determined after consultation with the Company’s compensation consultant which will be reported in the Company’s reports pursuant to the Exchange Act of 1934 as amended (the “Exchange Act”) as required by the Exchange Act and regulations promulgated thereunder. Each of the newly appointed directors of the Company entered into the Company’s standard form of indemnification agreement with the Company on January 17, 2018, the form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

(e) To the extent required by Item 5.02(e) of Form 8-K, the information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of Evofem Operations required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

2.1^	Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Registrant, Evofem Biosciences Operations, Inc. and Nobelli Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on October 17, 2017).

3.1	Certificate of Amendment (Name Change, Reverse Split, Section 203) to the Registrant’s Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws of the Registrant

4.1	Form of Amended and Restated Warrant to Purchase Common Stock of the Registrant (incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

4.2	Form of Voting Agreement (incorporated by reference to Exhibit 4.10 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.1	Securities Purchase Agreement, dated October 17, 2017, by and among the Registrant, Evofem Biosciences Operations, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on October 17, 2017)

10.2*	Separation and Release Agreement, dated January 17, 2018, by and between the Registrant and Susan Knudson

10.3*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 the Registrant’s Registration Statement on Form S-1 (No. 333-199449) filed on October 17, 2014)

10.4	Consulting Agreement, dated as of April 1, 2017, by and between Evofem Biosciences Operations, Inc. and Thomas Lynch (incorporated by reference to Exhibit 10.39 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.5*	Severance Agreement, dated as of November 16, 2015, by and between Evofem Biosciences, Inc. and Justin J. File (incorporated by reference to Exhibit 10.40 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.6*	Severance Agreement, dated as of April 27, 2015, by and between Evofem Biosciences, Inc. and Saundra Pelletier (incorporated by reference to Exhibit 10.41 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.7*	Offer Letter, dated as of April 15, 2015, by and between Evofem Biosciences, Inc. and Kelly Culwell, M.D. (incorporated by reference to Exhibit 10.42 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.8*	Offer Letter, dated as of October 16, 2014, by and between Evofem Biosciences, Inc. and Saundra Pelletier (incorporated by reference to Exhibit 10.43 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.9*	Offer Letter, dated as of March 8, 2015, as amended, by and between Evofem Biosciences, Inc. and Justin J. File (incorporated by reference to Exhibit 10.44 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.10*	Amended Offer Letter, dated as of November 16, 2015, by and between the Evofem Biosciences, Inc. and Justin J. File (incorporated by reference to Exhibit 10.45 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.11*	Evofem Biosciences Operations, Inc. Amended and Restated 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.47 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

10.12	Form of Registration Rights Agreement by and between the Company and the stockholders set forth therein (incorporated by reference to Exhibit G of Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on October 17, 2017)

10.13†	Amended and Restated License Agreement, by and between Rush University Medical Center and Evofem Biosciences, Inc., dated March 27, 2014 (incorporated by reference to Exhibit 10.50 of the Registrant’s Registration Statement on Form S-4 (No. 333-221592) filed on November 15, 2017)

^	The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
*	Management compensation plan or arrangement
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: January 17, 2018	By:	/s/ Saundra Pelletier
Name: Saundra Pelletier
Title: Chief Executive Officer